UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2017

Live Ventures Incorporated

(Exact name of registrant as specified in its charter)

Nevada	001-33937	85-0206668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

(Address of principal executive office, including zip code)

(702) 939-0231

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2017, ApplianceSmart Holdings LLC (the “Purchaser”), a wholly owned subsidiary of Live Ventures Incorporated (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Appliance Recycling Centers of America, Inc. (the “Seller”) and ApplianceSmart, Inc. (“ApplianceSmart”), a subsidiary of the Seller. ApplianceSmart is a 17-store chain specializing in new and out-of-the-box appliances with annualized revenues of approximately $65 million. Pursuant to the Agreement, the Purchaser purchased from the Seller all of the issued and outstanding shares of capital stock (the “Stock”) of ApplianceSmart in exchange for $6,500,000 (the “Purchase Price”). The shares of Stock were delivered into escrow and will be released to the Purchaser upon Purchaser’s receipt of third-party financing in an amount sufficient to fund the Purchase Price, and the subsequent delivery of such funds to certain third-party lenders of the Seller and ApplianceSmart, all of which the parties expect to occur prior to March 31, 2018. The Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2017.

The Company believes the acquisition will be synergistic because it anticipates it can improve, among other things, ApplianceSmart’s financial position by expanding its current product offering and increasing efficiencies. The acquisition of ApplianceSmart also provides the opportunity for the Company’s subsidiary, Vintage Stock, an award-winning entertainment retailer, to expand into new markets. The Company anticipates that the purchase price allocation of ApplianceSmart’s assets less liabilities at fair value acquired as part of this acquisition will be equal to or more than the Purchase Price, resulting in no goodwill for this acquisition.

Jon Isaac, our President and Chief Executive Officer, is the CEO, Manager and sole member of Isaac Capital Group, LLC, which, as of October 6, 2017, was the beneficial owner 8.6% of the outstanding capital stock of the Seller. Jon Isaac is also the son to Tony Isaac, the Chief Executive Officer of the Seller and ApplianceSmart. Prior to the signing of the Agreement, the Company formed a special committee composed entirely of an independent and distinterested director to evaluate the transaction described in this Current Report on Form 8-K.

Forward-Looking and Cautionary Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. The Company may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2016 and other filings with the U S. Securities and Exchange Commission (available at http://www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIVE VENTURES INCORPORATED

Dated: January 5, 2018	By:	/s/ Jon Isaac
Jon Isaac, Chief Executive Officer and President